UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 24, 2010

Bonanza Oil & Gas, Inc.
(Exact name of registrant as specified in its charter)

Nevada	000-52171	76-0720654
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3417 Mercer, Suite E
Houston, TX   77027
 (Address of principal executive offices and Zip Code)

Registrant's telephone number, including area code (713) 333-5808

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01  Other Events

On March 24, 2010, Bonanza Oil & Gas, Inc. (the “Company”), and Diversified Group, LLC (“Diversified”), entered into a contract and Assignment Agreement (the “Agreement”) whereby the Company purchased a 10%  interest in the Windy Vista Well (the “Well”), and associated oil and gas leases, from Diversified in exchange for $15,000 and 15,000,000 shares of common stock of the Company.

The issuance of the above securities was made in reliance upon exemptions from registration pursuant to Section 4(2) and the Securities Act of 1933, as amended (the “33 Act”), and/or Regulation D as promulgated under the 33 Act.  The above transactions did not involve a public offering and each of the parties is an accredited investor.

The foregoing information is a summary of each of the agreements involved in the transactions described above, is not complete, and is qualified in its entirety by reference to the full text of those agreements, each of which is attached an exhibit to this Current Report on Form 8-K.  Readers should review those agreements for a complete understanding of the terms and conditions associated with this transaction.

Item 9.01  Financial Statements and Exhibits.

(a)	Financial statements of businesses acquired.

Not applicable

(b)	Pro forma financial information.

Not applicable

(c)	Shell company transactions.

Not applicable

(d)	Exhibits

Exhibit No.	Description of Exhibit
10.1	Contract by and between Bonanza Oil & Gas, Inc., and Diversified Group, LLC dated March 24, 2010
10.2	Assignment by and between Bonanza Oil & Gas, Inc., and Diversified Group, LLC dated March 18, 2009

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Bonanza Oil & Gas, Inc.

Date: March 30, 2010	By:	/s/ Bill Wiseman
Bill Wiseman
President and Chief Executive Officer

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